UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2015

COSI, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50052	06-1393745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

290 Washington Street,
Suite 510
Boston, Massachusetts	02108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 415-5000
___________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

As previously disclosed, on March 18, 2014, Cosi, Inc. (the “Company”) entered into an Election to Cause Merger Agreement (collectively with all exhibits thereto, the “Agreement”) with Hearthstone Associates, LLC (“Hearthstone”), R.J. Dourney and Nancy Dourney (together with R.J. Dourney, the “Holders”).  Hearthstone, which is wholly-owned by the Holders, operates certain Company franchise restaurants through its wholly-owned subsidiary, Hearthstone Partners, LLC.  R.J. Dourney is the Company’s President and CEO and a member of its Board of Directors, having been appointed by the Board on March 17, 2014.

On January 2, 2015, R.J. Dourney, on behalf of Hearthstone and the Holders, delivered to the Company and the Company’s Board of Directors the put notice to exercise its Election to Cause Merger pursuant to Section 11 of the Agreement.  The merger is expected to be consummated by January 31, 2015 (or as soon as practicable thereafter), subject to satisfaction of the conditions set forth in the Agreement.

The Agreement is more fully described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 21, 2014 (the “Initial Form 8-K”), which description is incorporated herein by reference.  The description of certain terms of the Agreement set forth in the Initial Form 8-K and in Item 8.01 of this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 2.1 to the Initial Form 8-K and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit 99.1
Election to Cause Merger Agreement, dated March 18, 2014, by and among Cosi, Inc., Hearthstone Associates, LLC, Robert J. Dourney and Nancy Dourney (incorporated by reference to Exhibit 2.1 to Cosi, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 21, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COSI, INC.

Dated: January 6, 2015	By:	/s/ Vicki Baue
Name: Vicki Baue
Title: V.P. and General Counsel, CCO

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1
Election to Cause Merger Agreement, dated March 18, 2014, by and among Cosi, Inc., Hearthstone Associates, LLC, Robert J. Dourney and Nancy Dourney (incorporated by reference to Exhibit 2.1 to Cosi, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 21, 2014).
E